EXHIBIT 99.1

Franchise Group, Inc. Announces Fourth Quarter and Full Fiscal Year 2021 Financial Results

DELAWARE, Ohio, Feb. 23, 2022 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the financial results of its fiscal fourth quarter and fiscal year ended December 25, 2021. For the fourth quarter of fiscal 2021, total reported revenue for Franchise Group was $942.3 million, net income from continuing operations was $151.8 million or $3.64 per fully diluted share, Adjusted EBITDA was $86.6 million and Non-GAAP EPS was $0.77 per share. For the full fiscal year 2021, total reported revenue for Franchise Group was $3.3 billion, net income from continuing operations was $192.0 million or $4.48 per fully diluted share, Adjusted EBITDA was $338.4 million and Non-GAAP EPS was $3.99 per share.

In the fourth quarter, FRG completed the acquisitions of Sylvan Learning (“Sylvan”) and W.S. Badcock Corporation (“Badcock”). The results of Sylvan and Badcock are included in FRG’s results from the respective acquisition date through the end of the fiscal year.   Badcock added $102.1 million of revenue and $10.1 million of Adjusted EBITDA in the fourth quarter which was not included in our previously announced financial outlook. Without Badcock, FRG would have reported $3.2 billion of revenue and $328.3 million of Adjusted EBITDA. On December 25, 2021, total cash on hand was approximately $292.7 million and outstanding term debt was approximately $1.4 billion. On December 27, 2021, FRG repaid an additional $181 million of term debt from the proceeds from the previously announced sale of the Badcock consumer credit accounts receivable portfolio reducing net debt to approximately $1.2 billion.

Brian Kahn, Franchise Group’s President and CEO stated, “Our management teams, associates, franchisees and dealers are executing operationally, and franchising momentum continues with new development agreements for 224 new locations in addition to 160 new store openings during 2021. We expect to complete the sale leaseback of Badcock’s real estate portfolio within the next 90 days and intend to use the proceeds to repay the remaining $175 million of Badcock acquisition financing.”

The Company has six reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus; Buddy’s; Sylvan; and Badcock. The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments.   Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended			For the Twelve Months Ended
	December 25, 2021			December 25, 2021
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$237,979	$21,076	$2,018	$988,892	$96,667	$29,555
Vitamin Shoppe	274,617	23,284	6,766	1,172,725	137,188	80,641
Pet Supplies Plus	303,727	25,085	11,812	917,439	77,750	25,489
Buddy's	14,215	3,877	2,291	64,409	17,880	12,930
Sylvan Learning	9,682	2,934	(786)	9,682	2,934	(786)
Badcock	102,057	10,071	138,494	102,057	10,071	138,494
Corporate	-	270	(8,813)	-	(4,116)	(94,357)
Total	$942,276	$86,597	$151,782	$3,255,204	$338,374	$191,966

Outlook
Franchise Group is reiterating its previously announced financial outlook for fiscal year 2022 of revenue of approximately $4.45 billion, net income of approximately $180 million or $4.20 per share, Adjusted EBITDA of approximately $450 million and Non-GAAP EPS of approximately $5.00 per share. In formulating its outlook, the Company anticipates it will complete the sale of the Badcock real estate portfolio by the end of its fiscal second quarter of 2022 and expects to reduce net debt to approximately $1.1 billion by the end of its fiscal year 2022. In calculating EPS, the Company is using approximately 41 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating GAAP and Non-GAAP EPS, the Company is currently using an effective tax rate of approximately 27%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on February 23rd at 4:30 P.M. ET to discuss its business, review financial results for its fiscal 2021 fourth quarter and full year and discuss its outlook for fiscal year 2022. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 3778028. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	December 25, 2021	December 26, 2020
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$292,714	$148,780
Current receivables, net	118,698	67,335
Current securitized receivables, net	369,567	-
Inventories, net	673,170	302,307
Current assets held for sale	-	43,023
Other current assets	24,063	13,997
Total current assets	1,478,212	575,442
Property, plant, and equipment, net	449,886	135,872
Non-current receivables, net	11,755	12,800
Non-current securitized receivables, net	47,252	-
Goodwill	806,536	448,258
Intangible assets, net	127,951	16,592
Tradenames	222,687	93,300
Operating lease right-of-use assets	714,741	502,104
Non-current assets held for sale	-	55,116
Investment in equity securities	35,249	-
Other non-current assets	18,902	8,428
Total assets	$3,913,171	$1,847,912
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$486,170	$104,053
Current operating lease liabilities	173,101	127,032
Accounts payable and accrued expenses	410,552	252,389
Current liabilities held for sale	-	40,576
Other current liabilities	50,833	25,174
Total current liabilities	1,120,656	549,224
Long-term obligations, excluding current installments	1,383,725	466,944
Non-current operating lease liabilities	557,071	402,276
Non-current liabilities held for sale	-	8,779
Other non-current liabilities	88,888	35,522
Total liabilities	3,150,340	1,462,745

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,296,688 and 40,092,260 shares issued and outstanding at December 25, 2021 and December 26, 2020, respectively	403	401
Preferred stock, $0.01 par value per share, 4,800,000 and 20,000,000 shares authorized, 4,541,125 and 1,250,000 shares issued and outstanding at December 25, 2021 and December 26, 2020, respectively	45	13
Additional paid-in capital	475,396	382,383
Accumulated other comprehensive loss, net of taxes	-	(1,399)
Retained earnings	286,987	3,769
Total equity	762,831	385,167
Total liabilities and equity	$3,913,171	$1,847,912

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended	Twelve Months Ended
(In thousands, except share count and per share data)	December 25, 2021	December 25, 2021	December 26, 2020
	(Unaudited)	(Unaudited)
Revenues:
Product	$840,278	$3,012,471	$1,899,662
Service and other	94,445	209,103	65,798
Rental	7,553	33,630	64,267
Total revenues	942,276	3,255,204	2,029,727
Operating expenses:
Cost of revenue:
Product	545,068	1,892,741	1,136,054
Service and other	6,430	16,506	2,149
Rental	2,683	11,552	21,905
Total cost of revenue	554,181	1,920,799	1,160,108
Selling, general, and administrative expenses	327,638	1,108,054	817,108
Total operating expenses	881,819	3,028,853	1,977,216
Income from operations	60,457	226,351	52,511
Other income (expense):
Bargain purchase gain	132,559	132,559	-
Other	(17,552)	(67,368)	(5,294)
Interest expense, net	(41,620)	(133,114)	(96,774)
Income (loss) from continuing operations before income taxes	133,844	158,428	(49,557)
Income tax benefit	(17,938)	(33,538)	(60,501)
Income from continuing operations	151,782	191,966	10,944
Income from discontinued operations, net of tax	(4,613)	171,822	16,210
Net Income	147,169	363,788	27,154
Less: Net (income) attributable to non-controlling interest	-	-	(2,090)
Net income attributable to Franchise Group, Inc.	$147,169	$363,788	$25,064
	-
Amounts attributable to Franchise Group, Inc.:	-
Net income from continuing operations	$151,782	$191,966	$20,645
Net income from discontinued operations	(4,613)	171,822	4,419
Net income attributable to Franchise Group, Inc.	$147,169	$363,788	$25,064

Basic earnings per share:
Continuing operations	$3.71	$4.56	$0.57
Discontinued operations	(0.11)	4.27	0.13
Total basic earnings per share	$3.60	$8.83	$0.70

Diluted earnings per share:
Continuing operations	$3.64	$4.48	$0.57
Discontinued operations	(0.11)	4.19	0.13
Total diluted earnings per share	$3.53	$8.67	$0.70

Weighted-average shares outstanding:
Basic	40,284,349	40,199,681	34,531,362
Diluted	41,081,519	40,964,182	34,971,935

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	Twelve Months Ended	Twelve Months Ended
(In thousands)	December 25, 2021	December 26, 2020
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$363,788	$27,154
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	8,878	5,930
Depreciation, amortization and impairment charges	72,765	62,543
Amortization of deferred financing costs	56,054	30,635
Stock-based compensation expense	13,696	9,484
Gain on bargain purchases and sales of Company stores	(137,747)	(4,133)
Deferred tax expense	709	1,092
Prepayment penalty for early debt extinguishment	36,726	-
Gain on divestiture of Liberty Tax	(188,092)	-
Change in fair value of investment	31,773	-
Other, net	1,749	85
Change in
Accounts, notes, and interest receivable	(18,543)	(19,811)
Income taxes	(20,191)	(8,059)
Other assets	12,939	(5,573)
Accounts payable and accrued expenses	(12,215)	23,927
Inventory	(121,393)	97,681
Deferred revenue	5,073	20,537
Net cash provided by operating activities	105,969	241,492
Investing Activities
Issuance of operating loans to franchisees	(17,749)	(34,136)
Payments received on operating loans to franchisees	23,103	50,291
Purchases of Company-owned stores	(1,087)	(6,587)
Proceeds from sale of Company-owned stores	12,866	36,349
Acquisition of business, net of cash and restricted cash acquired	(1,063,811)	(353,423)
Divestiture of business, net of cash and restricted cash acquired	179,471	-
Capital expenditures	(46,958)	(34,931)
Proceeds from sale of property, plant, and equipment	6	1,224
Net cash used in investing activities	(914,159)	(341,213)
Financing Activities
Proceeds from the exercise of stock options	665	520
Repurchase of common stock and tax impact of stock compensation	-	-
Dividends paid	(67,234)	(29,350)
Non-controlling interest distribution	-	(4,716)
Repayment of other long-term obligations	(1,176,581)	(505,486)
Borrowings under revolving credit facility	26,724	184,665
Repayments under revolving credit facility	(84,874)	(235,614)
Issuance of common stock	-	198,004
Issuance of preferred stock	79,542	29,482
Tender offer	-	-
Payment for debt issue costs	(65,926)	(16,865)
Prepayment penalty for early debt extinguishment	(36,726)	-
Issuance of debt	2,275,000	586,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(856)	(487)
Net cash provided by financing activities	949,734	206,153
Effect of exchange rate changes on cash, net	36	(76)
Net increase in cash equivalents and restricted cash	141,580	106,356
Cash, cash equivalents and restricted cash at beginning of year	151,502	45,146
Cash, cash equivalents and restricted cash at end of year	$293,082	$151,502
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$42,154	$1,858
Cash paid for interest	91,623	49,825
Accrued capital expenditures	3,445	5,025
Non-cash proceeds from divestiture of Liberty Tax	74,073	-
Deferred financing costs from issuance of common stock	-	31,013
Capital expenditures funded by finance lease liabilities	756	-
Tax receivable agreement included in other long-term liabilities	504	16,775

Non-GAAP Financial Measures and Key Metrics

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate the Company’s performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 27%

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and twelve months ended December 25, 2021.

	For the Three Months Ended December 25, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$2,291	$11,812	$2,018	$6,766	$(786)	$138,494	$(8,813)	$151,782
Add back:
Interest expense	763	4,787	8,380	6,409	3	16,223	5,055	41,620
Income tax expense (benefit)	-	(1)	-	-	68	-	(18,005)	(17,938)
Depreciation and amortization charges	753	6,488	2,436	9,895	1,823	1,285	-	22,680
Total Adjustments	1,516	11,274	10,816	16,304	1,894	17,508	(12,950)	46,362
EBITDA	3,807	23,086	12,834	23,070	1,108	156,002	(21,763)	198,144
Adjustments to EBITDA
Executive severance and related costs	-	283	-	-	-	-	-	283
Stock based compensation	70	600	(403)	-	-	-	4,026	4,293
Litigation costs and settlements	-	-	-	-	-	-	(1,133)	(1,133)
Corporate compliance costs	-	-	-	-	-	-	1,387	1,387
Store closures	-	237	378	214	-	-	1,368	2,197
Securitized receivables, net	-	-	-	-	-	(19,919)	-	(19,919)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset impairment	-	-	(42)	-	-	-	-	(42)
Integration costs	-	(97)	8,282	-	34	131	(237)	8,113
Divestiture costs	-	-	-	-	-	-	117	117
Acquisition costs	-	976	543	-	1,792	5,900	(2,179)	7,032
Loss on investment in equity securities	-	-	-	-	-	-	18,684	18,684
Acquisition bargain purchase gain	-	-	(516)	-	-	(132,043)	-	(132,559)
Total Adjustments to EBITDA	70	1,999	8,242	214	1,826	(145,931)	22,033	(111,547)
Adjusted EBITDA	$3,877	$25,085	$21,076	$23,284	$2,934	$10,071	$270	$86,597

	For the Twelve Months Ended December 25, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$12,930	$25,489	$29,555	$80,641	$(786)	$138,494	$(94,357)	$191,966
Add back:
Interest expense	3,755	16,165	37,502	23,432	3	16,223	36,034	133,114
Income tax expense (benefit)	-	-	-	(68)	68	-	(33,538)	(33,538)
Depreciation and amortization charges	3,398	20,261	9,349	32,969	1,823	1,285	1	69,086
Total Adjustments	7,153	36,426	46,851	56,333	1,894	17,508	2,497	168,662
EBITDA	20,083	61,915	76,406	136,974	1,108	156,002	(91,860)	360,628
Adjustments to EBITDA
Executive severance and related costs	-	302	-	-	-	-	-	302
Stock based compensation	278	600	916	-	-	-	13,162	14,956
Litigation costs and settlements	-	-	(295)	-	-	-	(835)	(1,130)
Corporate compliance costs	-	-	-	-	-	-	2,172	2,172
Store closures	-	248	600	214	-	-	1,367	2,429
Securitized receivables, net	-	-	-	-	-	(19,919)	-	(19,919)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	36,726	36,726
Right-of-use asset impairment	-	-	2,948	-	-	-	-	2,948
Integration costs	-	423	15,732	-	34	131	335	16,655
Divestiture costs	(2,481)	-	-	-	-	-	2,996	515
Acquisition costs	-	14,262	876	-	1,792	5,900	48	22,878
Loss on investment in equity securities	-	-	-	-	-	-	31,774	31,773
Acquisition bargain purchase gain	-	-	(516)	-	-	(132,043)	-	(132,559)
Total Adjustments to EBITDA	(2,203)	15,835	20,261	214	1,826	(145,931)	87,745	(22,254)
Adjusted EBITDA	$17,880	$77,750	$96,667	$137,188	$2,934	$10,071	$(4,115)	$338,374

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and twelve months ended December 25, 2021.

	For the Three Months Ended		For the Twelve Months Ended
($ In thousands except share count and per share data)	December 25, 2021		December 25, 2021

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$151,782	$3.69	$191,966	$4.69
Less: Preferred dividend declared	(2,128)	(0.05)	(8,515)	(0.21)
Adjusted Net Income available to Common Stockholder	149,654	3.64	183,451	4.48
Add back:
Executive severance and related costs	283	0.01	302	0.01
Stock based compensation	4,293	0.11	14,956	0.37
Litigation costs and settlements	(1,133)	(0.03)	(1,130)	(0.03)
Corporate compliance costs	1,387	0.03	2,172	0.05
Store closures	2,197	0.05	2,429	0.06
Securitized receivables, net	(19,919)	(0.48)	(19,919)	(0.49)
Prepayment penalty on early debt repayment	-	-	36,726	0.90
Right-of-use asset impairment	(42)	-	2,948	0.07
Integration costs	8,113	0.20	16,655	0.41
Divestiture costs	117	-	515	0.01
Acquisition costs	7,032	0.17	22,878	0.56
Loss on investment in equity securities	18,684	0.45	31,774	0.78
Acquisition bargain purchase gain	(132,559)	(3.23)	(132,559)	(3.24)
Adjustments to EBITDA	(111,547)	(2.72)	(22,253)	(0.54)
Non-cash amortization of debt issuance costs	12,962	0.30	48,552	1.18
Amortization of acquisition-related intangibles	4,053	0.10	9,953	0.24
Tax impact	(5,096)	(0.11)	(22,621)	(0.55)
Valuation Allowance Tax Benefit / Timing	(18,270)	(0.44)	(33,789)	(0.82)
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	(117,898)	(2.87)	(20,157)	(0.49)
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$31,757	$0.77	$163,297	$3.99
Basic weighted average shares		40,199,681		40,199,681
Non-GAAP diluted weighted average shares outstanding		41,081,519		40,964,182

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, its performance during the COVID-19 pandemic, its outlook for fiscal 2022, the expected timing of the completion of the sale-leaseback of Badcock’s real estate portfolio and the use of proceeds therefrom and its acquisition strategy. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161